Exhibit 10.11

TERMINATION AND AMENDMENT AGREEMENT

THIS TERMINATION AND AMENDMENT AGREEMENT (the "Agreement") is made and entered into effective as of August  ___, 2005, by and among SONORAN ENERGY, INC., a Washington corporation (the "Company"), CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"), DAVID GONZALEZ, ESQ., (the "Escrow Agent") and THE NEVADA AGENCY AND TRUST COMPANY (the "Transfer Agent").

WHEREAS, in connection with the Securities Purchase Agreement ("Securities Purchase Agreement") entered into between the Company and the Investor on October 18, 2004, the Company and the Investor entered in an Investor Registration Rights Agreement dated October 18, 2004 (the "Registration Rights Agreement"), and the Company, the Investor, David Gonzalez, Esq. and the Transfer agent entered into Irrevocable Transfer Agent Instructions dated October 18, 2004 (the "Transfer Agent Instructions").

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Securities Purchase Agreement.  The Company and the Investor agree to amend the Securities Purchase Agreement by replacing that Section 4(l) of the Securities Purchase Agreement with the following amended Section 4(l):

Except for the Common Stock to be issued pursuant to the Standby Equity Distribution Agreement between the Company and the Buyer, so long as any of the principal amount or interest on the Convertible Debentures remain unpaid and unconverted, the Company shall not, without the prior written consent of the Buyer, (i) issue or sell any Common Stock or any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock, for a consideration per share less than eighty percent (80%) of the average daily closing price of the Common Stock for the ninety (90) days immediately preceding the date of such issuance or sale, (ii) file a resale registration for any Common Stock or underlying Common Stock issued in accordance with subsection (i) of this paragraph for so long as any of the principal or interest on the Convertible Debentures remain unpaid and unconverted,  (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Obligor, or (iv) file any registration statements on Form S-8.

2.

Registration Rights Agreement.

a.

The Company and the Investor hereby agree to terminate the Registration Rights Agreement and the respective rights and obligations contained therein.  As a result of this provision, none of the parties thereto shall have any rights or obligations under or with respect to the Registration Rights Agreement.

b.

The investor agrees to waive any right to collect any Liquidated Damages (as defined in the Registration Rights Agreement) it may be owed pursuant to Section 2(c) of the Registration Rights Agreement.

c.

The Investor and the Company shall enter into a subsequent investor registration rights agreement in the form attached hereto as Exhibit A.

3.

Transfer Agent Instructions.

a.

The Company, the Investor, the Escrow Agent, and the Transfer Agent hereby agree to terminate the Transfer Agent Instructions and the respective rights and obligations contained therein.  As a result of this provision, none of the parties thereto shall have any rights or obligations under or with respect to the Transfer Agent Instructions.

b.

The Company, the Investor, the Escrow Agent, and the Transfer Agent shall enter into subsequent irrevocable transfer agent instructions in the form attached hereto as Exhibit B.

4.

Acknowledgement.  The Company hereby acknowledges, confirms, and agrees that Security Agreement dated October 18, 2004 between the Company and the Investor has been duly executed and delivered to the Investor by the Company, is in full force and effect as of the date hereof, the agreements and obligations of the Company contained in such document constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, and that the Company has no valid defense to the enforcement of such obligations.

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IN WITNESS WHEREOF, the parties have signed and delivered this Termination and Amendment Agreement on the date first set forth above.

SONORAN ENERGY, INC.	CORNELL CAPITAL PARTNERS, LP

By:	By: Yorkville Advisors, LLC
Name: Peter Rosenthal	Its: General Partner
Title: CEO
By:
Name: Mark A. Angelo
Title: Portfolio Manager

With respect to the Transfer Agent Instructions:
TRANSFER AGENT:
THE NEVADA AGENCY AND TRUST COMPANY

By:
Name:
Title:

ESCROW AGENT:

By:_________________________________
Name: David Gonzalez, Esq.

EXHIBIT A

FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS